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                                                                   EXHIBIT 23.4

                               CONSENT OF COUNSEL

         We consent to the use of our name under the caption "Experts" in the Prospectus, which constitutes part of the Registration Statement for the Common Stock of SpectRx, Inc. on Form S-1.

KILPATRICK STOCKTON LLP

/s/ Dean W. Russell
-----------------------------
Dean W. Russell


April 21, 1997